Rule 424(b)(3)	File # 33-34245

EFFECTIVE JUNE 23, 2003 THE NAME
OF THE COMPANY HAS BEEN
CHANGED TO ROLLS-ROYCE GROUP
PLC WITH PAR VALUE 70 PENCE

EFFECTIVE JUNE 25, 2003 THE PAR
VALUE HAS BEEN CHANGED TO 20
PENCE


Exhibit A to Deposit Agreement
No.
DEPOSITARY SHARES
(Each Depositary
Share represents five
Deposited securities)
THE BANK OF NEW YORK
DEPOSITARY RECEIPTS
FOR ORDINARY SHARES OF THE
PAR VALUE OF 20p EACH OF
ROLLS-ROYCE plc
(INCORPORATED UNDER THE LAWS
OF ENGLAND)

The Bank of New York as depositary
(hereinafter called the "Depositary"), hereby
certifies that
	______________________________
_, or registered assigns IS THE OWNER OF
____________________________________
_________


DEPOSITARY SHARES


representing deposited ordinary Shares
(herein called "Shares") of Rolls-Royce plc, incorporated under the laws of England
(herein called the "Company"). At the date hereof, each Depositary Share represents five
Shares deposited under the deposit agreement at the London, England office of the Depositary (herein called the "Custodian").
The Depositary's Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust
Office is located at 101 Barclay Street, New
York, N.Y. 10286, and its principal executive office is located at 48 Wall Street, New York,
N.Y. 10286.


THE DEPOSITARY'S CORPORATE
TRUST OFFICE ADDRESS IS 101
BARCLAY STREET, NEW YORK, N.Y.
10286

      1. THE DEPOSIT AGREEMENT.
This Depositary Receipt is one of an issue
(herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of May 15, 1990 (herein called the "Deposit
Agreement"), by and among the Company,
the Depositary, and all Owners and holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder
(such Shares, securities, property, and cash are herein called "Deposited Securities").
Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in
New York City and at the office of the
Custodian.

      The statements made on the face and
reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit
Agreement, to which reference is hereby
made.

      2. SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit
Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the Depositary Shares for which this Receipt is issued. Delivery of such Deposited
Securities may be made by the delivery of certificates in the name of the Owner hereof or as ordered by him or by the delivery of certificates endorsed or accompanied by proper instruments of transfer. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited
Securities for such delivery at the Corporate
Trust Office of the Depositary shall be at the risk and expense of the owner hereof.

      3. TRANSFERS. SPLIT-UPS. AND
COMBINATIONS OF RECEIPTS. The
transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust
Office by the owner hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of Depositary Shares as the Receipt or Receipts-surrendered. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or co-registrar may require payment from the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.

      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding
Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason. The surrender of outstanding
Receipts and withdrawal of Deposited
Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares. The
Depositary will use reasonable efforts to comply with written instructions of the Company to not accept for deposit hereunder any shares identified in such instructions at such time and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the Securities laws in the United States.

      4. LIABILITY OF OWNER FOR
TAXES. If any tax or other governmental
charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Owner hereof remaining liable for any deficiency.

      5. WARRANTIES OF
DEPOSITORS. Every person depositing
Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, non-assessable, and free of any pre-emption rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such Shares or sale of such Receipts by that person is not restricted under the Securities Act of 1933.
Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

      6. FILING PROOFS.
CERTIFICATES. AND OTHER
INFORMATION. Any person presenting
Shares for deposit or any Owner of a Receipt may be required from time to time to file such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may, but need not be the Foreign Registrar) of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the
Depositary may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian.
The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are executed to the Depositary's satisfaction and to the Company's satisfaction if the Company so requires.

      7. CHARGES OF DEPOSITARY.
The Depositary shall charge any party to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or distribution of Receipts pursuant to Section
4.03 of the Deposit Agreement) or who
surrenders Receipts a fee of $5.00 or less per 100 Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of a Receipt. In addition, the Depositary shall charge the Owners and holders of Receipts a fee for, and deduct such fee from, the distribution of proceeds pursuant to Section
4.04 of the Deposit Agreement, such fee
being in an amount equal to the fee for the issuance of Depositary Shares referred to above which would have been charged as a result of the deposit by owners of Shares received in exercise of rights distributed to them pursuant to Section 4.04 of the Deposit
Agreement, but which rights are instead sold by the Depositary, and the net proceeds distributed. The Depositary may retain for its own account any compensation for the issuance of Receipts against evidence of rights to receive Shares, including without limitation earnings on the collateral securing such rights. The Company will pay the other fees and reasonable out-of-pocket expenses of the Depositary and those of any Registrar under the Deposit Agreement, but the Company shall not pay or be liable for (i) fees of the Depositary for the execution and delivery of Receipts pursuant to Section 2.03 of the Deposit Agreement, the surrender of Receipts pursuant to Section 2.05 of the Deposit Agreement, and the distribution of proceeds pursuant to Section 4.04 of the Deposit Agreement, (ii) taxes and other governmental charges, (iii) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company (or the appointed agent of the Company for the transfer and registration of Shares which need not be the foreign registrar) and accordingly applicable to transfers of Shares to the name of the Depositary or its nominee on the making of deposits or withdrawals under the Deposit
Agreement, (iv) such cable, telex, and
facsimile transmission expenses as are
expressly provided in the Deposit Agreement to be at the expense of persons depositing
Shares or Owners of Receipts, and (v) such expenses as are incurred in the conversion of foreign currency by the Depositary pursuant to Section 4.05 of the Deposit Agreement.

      8. RESTRICTIONS UPON
OWNERSHIP. (a) Each Owner
acknowledges and agrees that (i) so long as the Company's Memorandum and Articles of Association ("Articles of Association") limit the percentage of Foreign-held Shares (as defined therein) each Owner is bound by such limitation (the "Limitation"), (ii) Shares held by the Depositary hereunder are deemed to be Foreign-held Shares in accordance with the Articles of Association in effect on the date hereof, and (iii) any exercise of any discretion or power by the Company or the Depositary concerning the Limitation shall be final and conclusive and binding upon each Owner.

      (b) In order to assist the Depositary in determining the maximum number of Shares which may be deposited hereunder from time to time without being deemed to be Foreign-held Shares in excess of the Limitation
("Excess Shares"), whenever there is a
change in the Limitation, the Company
agrees to cause to be provided to the
Depositary, written notification of the
Limitation then in effect and the number of Ordinary Shares outstanding on the date of such notification. Furthermore, upon the
Depositary's written request, the Company agrees to cause to be provided to the Depositary, the number of Foreign held
Shares recorded, not earlier than as of the close of business on the previous business day, on the foreign register maintained by the Company in accordance with its Articles of Association.

      (c) In order to reduce the likelihood
that Excess Shares will be deposited
hereunder (or for any other reason), the Depositary may at any time, and upon direction from the Company shall, refuse to issue further Receipts and to accept any further deposits of Shares until it determines that it may accept further deposits of Shares.
The Depositary shall notify the Company of any such refusal, and shall not commence the acceptance of further deposits thereafter except upon the written consent of the Company.

      (d) If the Depositary receives a notice
("Limitation Notice") from the Company
stating that the Depositary holds Excess
Shares and that the Company requires the transfer of such Excess Shares to another person so that such Excess Shares will cease to be Foreign-held Shares, then paragraph (f) of this Section shall apply.

      (e) In this Section "Depositor" means
the person or persons that have deposited
Excess Shares hereunder as determined in accordance with the next sentence of this paragraph (e). The Depositary in its sole discretion shall identify each Depositor and determine to what extent the Depositary has issued Receipts in connection with the deposit of Excess Shares. Such identification and determination shall (to the extent practicable) be made on the basis of the most recently received deposit or deposits of Shares and the resulting issuance of Receipts, as recorded on the books and records of the Depositary.

      (f) Following the receipt of a
Limitation Notice and identification of each Depositor in accordance with paragraph (e) above, the Depositary shall, as soon as reasonably practicable, determine the number of Excess Shares attributable to each Depositor ("Attributable Excess Shares").
Thereafter the Depositary shall immediately:

		(i) Refuse to register any
transfer of a Receipt registered in the name of each Depositor which the Depositary has determined evidences Excess Shares.

		(ii) Refuse to exercise its right
to vote the Excess Shares evidenced by
Receipts registered in the name of each
Depositor.

		(iii) Notify each Depositor in
writing of the number of such Depositor's
Attributable Excess Shares and request that each Depositor deliver Receipts evidencing such Attributable Excess Shares to the Depositary for cancellation within fifteen days of the date of such notice to the Depositor (or such longer period as may be agreed by the Depositary and the Company).
Upon receipt of such Receipt or Receipts, the Depositary, as agent of the Depositor, shall cancel such Receipt or Receipts ("Cancelled
Receipts"), sell the Excess Shares which are evidenced by such Cancelled Receipts on the London Stock Exchange, and remit the proceeds of the sale to the Depositor, net of the Depositary's cancellation fees and any out-of-pocket expenses incurred by the
Depositary in connection therewith.

      In the event that each Depositor does
not deliver Receipts evidencing the number of such Depositor's Attributable Excess
Shares for cancellation within fifteen days (or such longer period as may be agreed by the Depositary and the Company) as requested in the notice sent by the Depositary, the Depositary, as agent for the Company, shall:

		(a) If such Depositor has any
Receipt or Receipts registered in its name, (i) cancel such Receipt or Receipts in inverse order of time of issue (to the extent necessary so that the number of Shares represented by Cancelled Receipts equals or exceeds the number of such Depositors' Attributable
Excess Shares) and (ii) issue a new Receipt in such Depositor's name evidencing a number of Shares equal to the excess, if any, of (A) the aggregate number of Shares evidenced by the Cancelled Receipts over (B) the number of Attributable Excess Shares pursuant to the first sentence of this paragraph (f) above.

		(b) If and to the extent that the
number of such Depositor's Attributable
Excess Shares exceeds the number of Shares represented by Cancelled Receipts, purchase, for the account and at the expense of such Depositor, Receipts ("Purchased Receipts") evidencing the number of outstanding
Attributable Excess Shares and cancel such Purchased Receipts;

		(c) sell the Excess Shares
which are evidenced by such Cancelled
Receipts or Purchased Receipts, as the case may be, on the London Stock Exchange;

		(d) credit to such Depositor
the proceeds of such sales, net of the
purchase price of such Purchased Receipts and the Depositary's cancellation fees for such Cancelled and Purchased Receipts and any out-of-pocket expenses incurred by the Depositary in connection with such sale.

      Notwithstanding any provision to the
contrary in this paragraph (f), upon
withdrawal of a Limitation Notice and receipt of written consent by the Company, the Depositary shall discontinue any actions taken pursuant to this paragraph (f), with respect to such Limitation Notice.

      (g) If as a result of taking any action
described in paragraph (f) hereof, there exists a deficit in any Depositor's account not promptly reimbursed by such Depositor to the Depositary, the Company agrees that
Section 5.08 of the Deposit Agreement shall apply with respect to such unreimbursed deficit.

      (h) At the Company's expense, the
Depositary will cooperate in forwarding to Owners, Depositors or to the Company, as the case may be, communications relating to the application of the provisions of Section
3.04 of the Deposit Agreement.

      (i) Subject to Sections 5.02 and 5.03
of the Deposit Agreement, neither the
Company nor the Depositary shall be subject to any liability to any Owner by reason of the Depositary's failure to take action described in Section 3.04(c) of the Deposit Agreement or by reason of any determination by the Company described in said Section 3.04(c) of the Deposit Agreement.

      (j) The provisions of Section 3.04 of
the Deposit Agreement (other than those set forth in Section 3.04(c) of the Deposit
Agreement) shall only be applicable to the extent that Shares held by the Depositary hereunder are deemed to be Foreign-held
Shares in accordance with the Company's
Articles of Association.

      (k) The Depositary shall enter into
written agreements with each person
depositing Shares hereunder such that each such person shall be bound by the provisions of Section 3.04 of the Deposit Agreement.

      9. DISCLOSURE OF INTERESTS.
Notwithstanding any other provision of the Deposit Agreement and without prejudice to the disclosure obligations in respect of the Shares contained in the Companies Act 1985 and any other applicable law or which may be contained in the Memorandum and Articles of Association of the Company and the remedies of the Company for non-compliance therewith, each Owner agrees to comply with requests from the Company or the Depositary which are made under relevant legislation to provide information, inter alia, as to the capacity in which such Owner owns Receipts and regarding the identity of any other person having an interest in such Receipts and the nature of such interest and shall forfeit the right to direct the voting of Shares as to which compliance is not made, all as if such Receipts were to the extent practicable the Shares represented thereby, and the
Depositary agrees to use its reasonable
efforts to comply with any instructions
received from the Company requesting that the Depositary take the reasonable actions specified therein to obtain such information.

      10. TITLE TO RECEIPTS. Title to
this Receipt when properly endorsed or
accompanied by properly executed instru-ments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

      11. VALIDITY OF RECEIPT. This
Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory or, if a Registrar shall have been appointed, by the manual signature of a duly authorized officer of the Registrar.

      12. REPORTS; INSPECTION OF
TRANSFER BOOKS. The Company
currently furnishes the Securities and
Exchange Commission (hereinafter called the
"Commission") with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934. Such reports and communications will be available for inspection and copying by holders and Owners at the public reference facilities maintained by the Commission located at 450
Fifth Street, N.W., Washington, D.C. 20549.

      The Depositary will, unless otherwise
instructed by the Company, make available for inspection by Owners of Receipts at its Corporate Trust office any reports and communications, including any proxy soliciting material, received from the
Company which are both (a) received by the Depositary as the holder of the Deposited
Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement.

      The Depositary will keep books for
the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts, provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

      13. DIVIDENDS AND
DISTRIBUTIONS. Whenever the
Depositary receives any cash dividend or other cash distribution on any Deposited
Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into dollars and will distribute the amount thus received to the Owners of Receipts entitled thereto, provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited
Securities an amount on account of taxes, the amount distributed to the Owners of Receipts for Depositary Shares representing such
Deposited Securities shall be reduced
accordingly.

      Whenever the Depositary receives
any distribution other than cash or Shares upon any Deposited Securities, the
Depositary will cause the securities or
property received by it to be distributed to the Owners of Receipts entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distri-bution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale, at public or private sale, of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash.

      If any distribution consists of a
dividend in, or free distribution of, Shares, the Depositary may and shall if the Company shall so request, (i) distribute to the Owners entitled thereto, in proportion to the number of Depositary Shares held by them respectively, additional Receipts for an aggregate number of Depositary Shares representing the amount of Shares received as such dividend or free distribution, each such Depositary Receipt to represent the same number of Shares as theretofore; (ii) cause each outstanding Depositary Share thenceforth to represent, in addition, the Shares distributed upon the Deposited
Securities represented thereby; or (iii) adjust, effective on the record date fixed pursuant to the Deposit Agreement for the payment of such dividend or free distribution, the number of Shares represented by each Depositary
Share, and distribute to the Owners entitled thereto additional Receipts so that, after giving effect to such distribution, such owner shall hold Receipts for the number of Depositary Shares representing the number of Shares equal to the sum of (a) the number of Shares represented by Depositary Shares theretofore held by such Owner and (b) the number of Shares constituting the dividend or free distribution with respect to such Shares.
In lieu of delivering Receipts for fractional
Depositary Shares in any such case, the
Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement.

      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, at public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Owners of Receipts entitled thereto.

      14. RIGHTS. In the event that the
Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for or acquire additional
Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available in Dollars to such Owners;
provided, however, that the Depositary will not make rights available to the holders of deposited Securities if so requested by the Company and will, if requested by the Company, take action as follows: (i) if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all oOwners or to certain Owners but not to other Owners, by means of warrants or otherwise the Depositary shall distribute, to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Owners; or, (ii) if the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain Owners, (but not to other
Owners) it may sell the rights or warrants or other instruments in proportion to the number of Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise. The
Depositary shall not be responsible for any failure to determine that it may be lawful or feasible or not lawful or feasible to make such rights available to Owners in general or any Owner or Owners in particular. If by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.

      If an Owner of Receipts requests the
distribution of warrants or other instruments in order to exercise the rights allocable to the Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received in exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.
As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit
Agreement, and shall, pursuant to Section
2.03 of the Deposit Agreement, execute and deliver to such owner Restricted Receipts.

      If and to the extent that the filing or
effectiveness of a registration statement under the securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Owners and sell the securities represented by such rights, the Depositary will not offer such rights to the Owners unless and until such a registration statement is filed or effective, as the case may be.

      15. RECORD DATES. Whenever
any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each Depositary Share or whenever the Depositary shall receive notice of any meeting of holders of Shares or other
Deposited Securities, the Depositary will fix a record date for the determination of the Owners of Receipts who will be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or for fixing the date on or after which each Depositary Share will represent the changed number of Shares and shall give notice of the record date to the Company prior to such date, subject to the provisions of the Deposit Agreement.

      16. VOTING OF DEPOSITED
SECURITIES. Upon receipt of notice of any meeting of holders of Shares or other
Deposited Securities, unless otherwise
requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of law and of the Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective Depositary
Shares and (c) a statement as to the manner in which such instructions may be given
(including an express indication that
instructions may be given or be deemed
given in accordance with the next to last sentence of this Article if no instruction is received). Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Shares or other Deposited securities represented by such Receipt in accordance with the instructions set forth in such request. If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the Depositary Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities. Until further written notification by the Company to the Depositary, the Company hereby designates the Chairman of the Company to receive the discretionary proxies.

      17. CHANGES AFFECTING
DEPOSITED SECURITIES. In
circumstances where the provisions of
Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited
Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and Depositary Shares shall thenceforth represent the new Deposited
Securities so received in exchange or
conversion, unless additional Receipts are delivered pursuant to the following sentence.
In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

      18. LIABILITY OF THE
COMPANY AND DEPOSITARY. Neither
the Depositary nor the Company shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law of the United States or any country, or of any other governmental or regulatory authority (including without limitation, any stock exchange) in the United
States, the United Kingdom or elsewhere, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Owner or holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit
Agreement. Where, by the terms of a
distribution pursuant to Sections 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section
4.04 of the Deposit agreement, or for any other reason, such distribution or offering may not be made available to owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to any owner or holder of any receipt, other than that they agree to perform such duties as are specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securi-ties. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited
Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting
Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited
Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that the Depositary exercised its best judgment and good faith while it acted as Depositary.
The Depositary may own and deal in any
class of securities of the Company and its affiliates and in Receipts. The Company agrees to indemnify the Depositary and any Custodian against, and hold each of them harmless from, any liability or expense
(subject, as to certain expenses, to Section
5.09 of the Deposit Agreement) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit
Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit
Agreement.

      19. RESIGNATION AND
REMOVAL OF THE DEPOSITARY;
APPOINTMENT OF SUCCESSOR
CUSTODIAN. The Depositary may at any
time resign as Depositary under the Deposit
Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit
Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the owners of Receipts to do so, it may appoint a substitute or additional custodian or custodians.

      20. AMENDMENT. The form of the
Receipts and any provisions of the Deposit
Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.
Any amendment which shall impose or
increase any fees or charges (other than the fees of the Depositary for the execution and delivery of Receipts and taxes and other governmental charges), or which shall otherwise prejudice any substantial then existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

      21. TERMINATION OF DEPOSIT
AGREEMENT. The Depositary will at any
time at the direction of the Company
terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit
Agreement. If any Receipts shall remain
outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to
Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities evidenced by Receipts which have not theretofore been surrendered and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, without liability for interest, for the pro rata benefit of the Owners of Receipts. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

      22. COMPLIANCE WITH U.S.
SECURITIES LAWS. Notwithstanding any
provisions in this Receipt or the Deposit
Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited
Securities in a manner which would not
comply with Section I A(l) of the General
Instructions to the Form F6 Registration
Statement, as amended from time to time, under the Securities Act of 1933.

(ASSIGNMENT AND TRANSFER
SIGNATURE LINES)

NOTE: 	The signature to any
endorsement hereon must cor-
respond with the name as
written upon the face of this
Receipt in every particular,
without alteration or
enlargement or any change
whatever.

If the endorsement be
executed by an attorney,
executor, administrator,
trustee or guardian, the person
executing the endorsement
must give his full title in such
capacity and proper evidence
of authority to act in such
capacity, if not on file with the
Depositary, must be
forwarded with this Receipt.

All endorsements or
assignments of Receipts must
be guaranteed by a New York
Stock Exchange member firm
or member of the Clearing
House of the American Stock
Exchange Clearing
Corporation or by a bank or
trust company having an
office or correspondent in the
City of New York.